Lydall, Inc. One Colonial Road Manchester, CT 06042-2307	Telephone 860-646-1233 Facsimile 860-646-4917 www.lydall.com

specialty engineered products and materials	Exhibit 99.2

News Release

Lydall to Acquire Gutsche, a Leader in Industrial Filtration and Technical Materials

-	Solidifies Lydall as a global leader in industrial filtration markets
-	Further diversifies Lydall into complementary geographies and attractive adjacent markets with a leading brand
-	Combination creates further scale and unlocks operational synergies

MANCHESTER, CT - November 30, 2016 - Lydall, Inc. (“Lydall” or the “Company”) (NYSE: LDL), today announced that it has entered into an agreement to acquire MGF Gutsche GmbH & Co. KG (“Gutsche”) for approximately $58 million in cash. The transaction will further position Lydall as a global leader in needle punch nonwoven filtration solutions and strengthen the Company’s position as a premier provider of engineered technical materials. The acquisition will expand the Company’s filtration product offerings into attractive adjacencies and diversify the Company's geographic revenue base. The transaction is expected to close at year end, subject to receipt of customary merger control approval from German competition authorities and the completion of specified closing conditions.

Gutsche is a leading producer of nonwoven needle punch materials serving the industrial filtration and high performance nonwoven segments. The business consists of operations in Germany and China.

Gutsche’s fiscal year ends on December 31, 2016 and revenue and EBITDA are forecasted by Gutsche to be approximately $50 million and $6 million, respectively. Lydall expects the business to be fully integrated by the end of 2019. Lydall expects to leverage its operating discipline, business efficiencies, and economies of scale to generate annual cost savings of approximately $3 million.

The acquisition will be integrated into Lydall’s Technical Nonwovens segment. The Company plans to maintain manufacturing presence in the UK, Europe, and China and, through restructuring initiatives, to increase efficiencies and unlock operational synergies. The acquisition will be dilutive to Lydall’s earnings in 2017 on an all-in basis, which includes the effect of purchase accounting, restructuring and other non-recurring expenses. The acquisition is expected to be accretive to Lydall’s earnings by mid-2018.

The transaction is expected to be financed through a combination of cash on hand and borrowings from the Company’s revolving credit facility.

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Dale G. Barnhart, Lydall’s President and Chief Executive Officer, stated, “The acquisition of Gutsche is very appealing as it combines two complementary companies in the industrial filtration and technical materials markets. With the addition of Gutsche, we gain an experienced management team and an attractive footprint to serve Europe as well as secure a strong filtration position in the fast growing waste-to-energy incineration market. In addition, we are able to complement our China-based sales with a focus on the greater Asia-Pacific export markets. Gutsche is a well-known leading brand in the industry with an excellent reputation for high quality products and a proven culture of innovation. We look forward to welcoming their employees to the Lydall family.”

Michael Gutsche, Chief Executive Officer of Gutsche, commented, “I am very excited for Gutsche to become a part of the growing Lydall organization. We have found the ideal partner that shares our passion for delivering the most advanced and highest quality products in the industry. Our combined focus on profitable growth and the complementary nature of markets we serve will only further strengthen the excellent relationships we have with our suppliers and customers.”

Conference Call and Webcast

Lydall will host a conference call on November 30, 2016 at 2:00 p.m. ET to discuss this announcement. Pre-registration for this call, as well as a live webcast can be found at the Company’s website www.lydall.com under the Investor Relations’ Section. The call may be accessed at (888) 338-7142, from within the U.S., or (412) 902-4181, internationally. A recording of the call will be available from 4:00 p.m. ET on November 30, 2016 through 11:59 pm ET on December 07, 2016 at (877) 344-7529 from within the U.S., or (412) 317-0088, passcode 10097317. Also, additional information, including a presentation supporting the conference call, can be found on the Company's website www.lydall.com under the Investor Relations' Section.

About Lydall

Lydall, Inc. (NYSE: LDL) is a New York Stock Exchange listed company, headquartered in Manchester, Connecticut with global manufacturing operations producing specialty engineered products for the thermal/acoustical and filtration/separation markets. For more information, please visit http://www.lydall.com is a registered trademark of Lydall, Inc. in the U.S. and other countries.

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Cautionary Note Concerning Factors That May Affect Future Results

This press release contains “forward-looking statements” within the Private Securities Litigation Reform Act of 1995. Any statements contained in this press release that are not statements of historical fact, including statements related to the expected timetable for completing and integrating the acquisition, expected benefits of the acquisition, Gutsche’s financial results for 2016, estimated annual cost savings, expectations of the acquisition’s impact on Lydall’s earnings in 2017 and 2018, and Lydall’s plan for financing the acquisition, may be deemed to be forward-looking statements. All such forward-looking statements are intended to provide management’s current expectations for the future operating and financial performance of the Company based on current expectations and assumptions relating to the Company’s business, the economy and other future conditions. Forward-looking statements generally can be identified through the use of words such as “believes,” “anticipates,” “may,” “should,” “will,” “plans,” “projects,” “expects,” “expectations,” “estimates,” “forecasts,” “predicts,” “targets,” “prospects,” “strategy,” “signs,” and other words of similar meaning in connection with the discussion of future operating or financial performance. Because forward-looking statements relate to the future, they are subject to inherent risks, uncertainties and changes in circumstances that are difficult to predict. Such risks and uncertainties which include, among others, any delays in receiving merger control approval from Germany or in satisfying other closing conditions, worldwide economic cycles that affect the markets that each of the Company’s and Gutsche’s businesses serve which could have an effect on demand for their products and impact their profitability, challenges encountered by the Company in the integration of the Gutsche acquisition, disruptions in the global credit and financial markets, including diminished liquidity and credit availability, foreign currency volatility, swings in consumer confidence and spending, unstable economic growth, raw material pricing and supply issues, fluctuations in unemployment rates, retention of key employees, increases in fuel prices, and outcomes of legal proceedings, claims and investigations, that could have a negative impact on either company’s results of operations and financial condition. Accordingly, the Company’s actual results may differ materially from those contemplated by these forward-looking statements. Investors, therefore, are cautioned against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. Additional information regarding factors that may cause actual results to differ materially from these forward-looking statements is available in Lydall’s filings with the Securities and Exchange Commission, including the risks and uncertainties identified in Part II, Item 1A - Risk Factors of Lydall’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2016 and Part I, Item 1A - Risk Factors of Lydall’s Annual Report on Form 10-K for the year ended December 31, 2015.

These forward-looking statements speak only as of the date of this press release, and Lydall does not assume any obligation to update or revise any forward-looking statement made in this press release or that may from time to time be made by or on behalf of the Company.

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For further information: David D. Glenn Vice President, Corporate Development and Investor Relations Telephone 860-646-1233 info@lydall.com www.lydall.com

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